EXHIBIT 10.7

Exhibit 10.7

Third Federal Savings & Loan Association

SPLIT-DOLLAR AGREEMENT

THIS AGREEMENT made and entered into on the 29th day of January, 2002, by and between Third Federal Savings & Loan Association, an Ohio corporation, with principal offices and place of business in the State of Ohio (hereinafter referred to as the “Corporation”), and Marc A. Stefanski, an individual residing in the State of Ohio (hereinafter referred to as the “Associate”),

WITNESSETH THAT:

WHEREAS, the Associate is employed by the Corporation; and

WHEREAS, the Associate wishes to provide life insurance protection for his family in the event of his death, under Policy of life insurance insuring his life (hereinafter referred to as the “Policy”), which is described in Exhibit A attached hereto and by this reference made a part hereof, and which was issued by Massachusetts Mutual Life Insurance Company (hereinafter referred to as the “Insurer”); and

WHEREAS, the Corporation is willing to pay the scheduled premiums due until the Associate’s age 65 or termination from service (whichever is earlier) on the Policy as an additional employment benefit for the Associate, on the terms and conditions hereinafter set forth; and

WHEREAS, the Associate’s Irrevocable Life Insurance Trust, the Marc A. Stefanski Irrevocable Trust dated 12/11/96 (“Trust”) is the owner of the Policy and, as such, possesses all incidents of ownership in and to the Policy; and

WHEREAS, the Corporation wishes to have the Policy collaterally assigned to it by the Associate’s Trustee, in order to secure the repayment of the amounts which it will pay toward the premiums on the Policy;

NOW, THEREFORE, in consideration of the premises and of the mutual promises contained herein, the parties hereto agree as follows:

1. Purchase of Policy. The Corporation has purchased the Policy from the Insurer on behalf of the Associate in the face amount of $2,500,000. The parties hereto have taken all necessary action to cause the Insurer to issue the Policy, and shall take any further action which may be necessary to cause the Policy to conform to the provisions of this Agreement. The parties hereto agree that the Policy shall be subject to the terms and conditions of this Agreement and of the collateral assignment filed with the Insurer relating to the Policy.

2. Ownership of the Policy. The Associate’s Trust shall be the sole and absolute owner of the Policy, and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, except as may otherwise be provided herein.

3. Policy Dividends. Any dividends declared on the Policy shall be applied to purchase paid-up additional insurance on the life of the Associate. The parties hereto agree that the dividend election provisions of the Policy shall conform to the provisions hereof.

4. Payment of Premiums.

a. Thirty (30) days prior to the due date of each Policy premium, the Corporation shall notify the Associate of the exact amount due from the Associate hereunder, which shall be an amount equal to the rates, set forth in IRS Notice 2002-8, (or the corresponding applicable provisions of any future Revenue Ruling). The Associate shall pay such required contribution to the Corporation prior to the premium due date. If the Associate fails to make such timely payment, the Corporation, in its sole discretion, may elect to make the Associate’s portion of the premium payment, which payment shall be recovered by the Corporation as provided herein.

b. On or before the due date of each Policy premium, or within the grace period provided therein, the Corporation shall pay the full amount of the premium to the Insurer, and shall, upon request, promptly furnish the Associate evidence of timely payment of such premium. The Corporation shall annually furnish the Associate a statement of the amount of income reportable by the Associate for federal and state income tax purposes, as a result of the insurance protection provided the Associate.

5. Collateral Assignment. To secure the repayment to the Corporation of the amount of the premiums on the Policy paid by it hereunder, the Associate’s Trust has, contemporaneously herewith, assigned the Policy to the Corporation as collateral, under the form used by the Insurer for such assignments. The collateral assignment of the Policy to the Corporation hereunder shall not be terminated, altered or amended by the Associate’s Trustee, without the express written consent of the Corporation. The parties hereto agree to take all action necessary to cause such collateral assignment to conform to the provisions of this Agreement.

6. Limitations on Associate’s Trustee’s Rights in Policy. Except as otherwise provided herein, the Associate’s Trustee shall not sell, assign, transfer, borrow against, surrender or cancel the Policy, change the beneficiary designation provision thereof, nor terminate the dividend or death benefit election thereof without, in any such case, the express written consent of the Corporation.

7. Collection of Death Proceeds.

a. Upon the death of the Associate, the Corporation shall cooperate with the Associate’s Trustee to take whatever action is necessary to collect the death benefit provided under the Policy; when such benefit has been collected and paid as provided herein, this Agreement shall thereupon terminate.

b. Upon the death of the Associate, the Corporation shall have the unqualified right to receive a portion of such death benefit equal to the total amount of the greater of the aggregate premiums paid by it hereunder reduced by any outstanding indebtedness which was incurred by the Corporation and secured by the Policy, including any interest due on such indebtedness or the total Cash surrender value of the policy as of the date of the Associate’s death. The balance of the death benefit provided under the Policy, if any, shall be paid directly to the Associate’s Trust, in the manner and in the amount or amounts provided in the beneficiary designation provision of the Policy. In no event shall the amount payable to the Corporation hereunder exceed the Policy proceeds payable at the death of the Associate. No amount shall be paid from such death benefit to the Associate’s Trust until the full amount due the Corporation hereunder has been paid. The parties hereto agree that the beneficiary designation provision of the Policy shall conform to the provisions hereof.

c. Notwithstanding any provision hereof to the contrary, in the event that, for any reason whatsoever, no death benefit is payable under the Policy upon the death of the Associate and in lieu thereof the Insurer refunds all of any part of the premiums paid for the Policy, the Corporation have the unqualified right to such premiums.

8. Termination of the Agreement During the Associate’s Lifetime.

a. This Agreement shall terminate, without notice, upon the occurrence of any of the following events: (a) the total cessation of the business of the Corporation; (b) the bankruptcy, receivership or dissolution of the Corporation; (c) the termination of Associate’s employment by the Corporation (other than by reason of his death) or (d) failure of the Associate to timely pay to the Corporation the Associate’s portion of the premium, if any, due hereunder, unless the Corporation elects to make such payment on behalf of the Associate, as provided herein.

b. In addition, the Associate may terminate this Agreement, while no premium under the Policy is overdue, by written notice to the Corporation. Such termination shall be effective as of the date of such notice.

9. Disposition of the Policy on the Termination of the Agreement During the Associate’s Lifetime.

(a) For sixty (60) days after the date of the termination of this Agreement during the Associate’s lifetime, the Associate’s Trustee shall have the option of obtaining the release of the collateral assignment of the Policy to the Corporation. To obtain such release, the Associate’s Trustee shall repay to the Corporation the greater of the total amount of the premium payments made by the Corporation hereunder or the then cash surrender value of the policy, less any indebtedness secured by the Policy which was incurred by the Corporation and remains outstanding as of the date of such termination, including any interest due on such indebtedness. Upon receipt of such amount, the Corporation shall release the collateral assignment of the Policy, by the execution and delivery of an appropriate instrument of release.

(b). If the Associate’s Trustee fails to exercise such option within such sixty (60) day period, then, at the request of the Corporation, the Associate’s Trustee shall execute any document or documents required by the Insurer to transfer the interest of the Associate’s Trustee in the Policy to the Corporation. Alternatively, the Corporation may enforce its right to be repaid the greater of the premiums on the Policy paid by it or the Cash surrender value from the Policy under the collateral assignment of the Policy Thereafter, neither the Associate’s Trustee, the Associate nor his respective heirs, assigns or beneficiaries shall have any further interest in and to the Policy, either under the terms thereof or under this Agreement.

10. Insurer Not a Party. The Insurer shall be fully discharged from its obligations under the Policy by payment of the Policy’s death benefits to the beneficiary or beneficiaries named in the Policy, subject to the terms and conditions of the Policy. In no event shall the Insurer be considered a party to this Agreement, or any modification or amendment hereof. No provision of this Agreement, nor of any modification or amendment hereof, shall in any way be construed as enlarging, changing, varying, or in any other way affecting the obligations of the Insurer as expressly provided in the Policy, except insofar as the provisions hereof are made a part of the Policy by the collateral assignment executed by the Associate and filed with the Insurer in connection herewith.

11. Named Fiduciary, Determination of Benefits, Claims Procedure and Administration.

a. The Corporation is hereby designated as the named fiduciary under this Agreement. The named fiduciary shall have authority to control and manage the operation and administration of this Agreement, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Agreement.

b. The Corporation shall make all determinations concerning rights to benefits under this Agreement. Any decision by the Corporation denying a claim by the Associate’s Trustee for benefits under this Agreement shall be stated in writing and delivered or mailed to the Associate’s Trustee. Such decision shall set forth the specific reasons for the denial, written to the best of the Corporation’s ability in a manner that may be understood without legal or actuarial counsel. In addition, the Corporation shall afford a reasonable opportunity to the Associate’s Trustee for a full and fair review of the decision denying such claim.

12. Amendment. This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto, or their respective successors or assigns, and may not be otherwise terminated except as provided herein.

13. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and the Associate’s Trustee, and his successors and assigns.

14. Notices. Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party’s last known address as shown on the records of the Corporation. The date of such mailing shall be deemed the date of notice, consent or demand.

15. Governing Law. This Agreement and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Ohio.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate.

Third Federal Savings and Loan Association of Cleveland

	By	/s/ Daniel F. Weir

ATTEST:

/s/ Jodi A. Hajduk

/s/ Marc A. Stefanski
“Associate”

EXHIBIT A

The following life insurance Policy is subject to the attached Split-Dollar Agreement:

Insurer:	Massachusetts Mutual Life Insurance Company

Insured:	Marc A. Stefanski

Policy Number:	[Information Removed]

Face Amount:	$2,500,000.00

Date of Issue:	3/21/02

HUMAN RESOURCES

(EXECUTE IN DUPLICATE)

SPLIT DOLLAR

ASSIGNMENT OF LIFE INSURANCE POLICY AS COLLATERAL

A.	For Value Received the undersigned hereby assign, transfer and set over to Third Federal Savings & Loan Assoc. 7007 Broadway Avenue, Cleveland, Oh 44105

(INDICATE COMPLETE MAILING ADDRESS OF ASSIGNEE ON THIS LINE)

Its successors and assigns (herein called the “Assignee”) Policy No. [Information Removed] issued by MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY or its affiliated Insurance Companies (herein called the “Insurer”; the identity of the Insurance Company is determined by the policy number) and any supplementary contracts issued in connection therewith (said policy and contracts being herein called the “Policy”) upon the life of Marc A. Stefanski and all claims, options, privileges, rights, title and interest therein and thereunder (except as provided in Paragraph C hereof), subject to all the terms and conditions of the Policy and to all superior liens, if any, which the Insurer may have against the Policy. The undersigned by this instrument jointly and severally agree and the Assignee by the acceptance of this assignment agrees to the conditions and provisions herein set forth.

B.	It is expressly agreed that, without detracting from the generality of the foregoing, the following specific rights are included in this assignment and pass by virtue hereof:

1.	The sole right to collect from the Insurer the net proceeds of the Policy when it becomes a claim by death or maturity;

2.	The sole right to surrender the Policy and receive the surrender value thereof at any time provided by the terms of the Policy and at such other times as the Insurer may allow;

3.	The sole right to obtain one or more loans or advances on the Policy, either from the Insurer or. at any time, from other persons, and to pledge or assign the Policy as security for such loans or advances;

4.	The sole right to collect and receive ail distributions or shares of surplus, dividend deposits or additions to the Policy now or hereafter made or apportioned thereto, and to exercise any and all options contained in the Policy with respect thereto; provided, that unless and until the Assignee shall notify the Insurer in writing to the contrary, the distributions or shares of surplus, dividend deposits and additions shall continue on the plan in force at the time of this assignment;

5.	The sole right to exercise all nonforfeiture rights permitted by the terms of the Policy or allowed by the Insurer and to receive all benefits and advantages derived therefrom; and

6.	The sole right to the value of any funds now or hereafter held by the Insurer for the purpose of paying future premiums under the Policy as determined by the premium agreement applicable thereto.

C.	It is expressly agreed that the following specific rights, so long as the Policy has not been surrendered, are reserved and excluded from this assignment and do not pass by virtue hereof:

1.	The right to collect from the Insurer any disability benefit payable in cash that does not reduce the amount of insurance;

2.	The right to designate and change the beneficiary;

3.	The right to elect any optional mode of settlement permitted by the Policy or allowed by the Insurer; but the reservation of these rights shall in no way impair the right of the Assignee to surrender the Policy completely with all its incidents or impair any other right of the Assignee hereunder, and any designation or change of beneficiary or election of a mode of settlement shall be made subject to this assignment and to the rights of the Assignee hereunder.

4.	The right to purchase a policy of new insurance under any agreement attached to the Policy providing for the purchase of additional insurance, it being agreed that the assignee shall have no interest in any new policy so purchased.

D.	This assignment is made and the Policy is to be held as collateral security for any and all liabilities of the undersigned, or any of them, to the Assignee, either now existing or that may hereafter arise in the ordinary course of business between any of the undersigned (all of which liabilities secured or to become secured are herein called “Liabilities”).

E.	The Assignee covenants and agrees with the undersigned as follows:

1.	That any balance of sums received hereunder from the Insurer remaining after payment of the then existing Liabilities, matured or unmatured, shall be paid by the Assignee to the persons entitled thereto under the terms of the Policy had this assignment not been executed;

2.	That the assignee will not exercise either the right to surrender the Policy or (except for the purpose of paying premiums) the right to obtain policy loans from the Insurer, until there has been default in any of the Liabilities or a failure to pay any premium when due, nor until twenty days after the Assignee shall have mailed, by first-class mail, to the undersigned at the addresses last supplied in writing to the Assignee specifically referring to this assignment, notice of intention to exercise such right; and

3.	That the Assignee will upon request forward without unreasonable delay to the Insurer the Policy for endorsement of any designation or change of beneficiary or any election of an optional mode of settlement.

F.	The Insurer is hereby authorized to recognize the Assignee’s claims to rights hereunder without investigating the reason for any action taken by the Assignee, or the validity or the amount of the Liabilities or the existence of any default therein, or the giving of any notice under Paragraph E (2) above or otherwise, or the application to be made by the Assignee of any amounts to be paid to the Assignee. The sole signature of the Assignee shall be sufficient for the exercise of any rights under the Policy assigned hereby and the sole receipt of the Assignee for any sums received shall be a full discharge and release therefor to the Insurer. Checks for all or any part of the sums payable under the Policy and assigned herein, shall be drawn to the exclusive order of the Assignee if, when, and in such amounts as may be, requested by the Assignee.

G.	The Assignee shall be under no obligation on to pay any premium, or the principal of or interest on any loans or advances on the Policy or any other charges on the Policy, but any such amounts so paid by the Assignee from its own funds, shall become a part of the Liabilities hereby secured, shall be due immediately, and shall draw interest at a rate fixed by the Assignee from time to time not exceeding 6% per annum, provided, however, that if the Assignee obtains one or more loans on the Policy from the Insurer pursuant to Paragraph B.3 of this Assignment, the Assignee alone shall be liable for any interest becoming payable on the principal of such loan or loans, and the Assignee shall have no right of recovery against the undersigned for the payment of such interest.

H.	The exercise of any right, option, privilege or power given herein to the Assignee shall be at the option of the Assignee; but (except as restricted by Paragraph E (2) above) the Assignee may exercise any such right, option, privilege or power without notice to, or assent by, or affecting the liability of, or releasing any interest hereby assigned by the undersigned, or any of them.

I.	The Assignee may take or release other security, may release any party primarily or secondarily liable for any of the Liabilities, may grant extensions, renewals or indulgences with respect to the Liabilities, or may apply to the Liabilities in such order as the Assignee shall determine, the proceeds of the Policy hereby assigned or any amount received on account of the Policy by the exercise of any right permitted under this assignment, without resorting or regard to other security.

J.	In the event of any conflict between the provisions of this assignment and provisions of the note or other evidence of any Liability, with respect to the Policy or rights of collateral security therein, the provisions of this assignment shall prevail.

K.	Each of the undersigned declares that no proceedings in bankruptcy are pending against him and that his property is not subject to any assignment for the benefit of creditors.

Signed and sealed this	7/20/2002
date

/s/ Marc S. Byrnes	Rhonda L. Stefanski
Witness	Witness

1360 East Ninth Street	35075 Shaker Boulevard
Address	Address

THIS SPACE FOR ACKNOWLEDGEMENT OF SAID ASSIGNMENT BY AUTHORIZED OFFICER OF INSURER

RECEIVED MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY and AFFILIATED INSURANCE COMPANIES
OCT 22, 2001
Ann F. Lomeli

RELEASE OF ASSIGNMENT

Date

FOR VALUE RECEIVED, the Policy and all claims thereunder conveyed by the within assignment are hereby released.

THIS SPACE FOR ACKNOWLEDGEMENT OF SAID RELEASE BY AUTHORIZED OFFICER OF INSURER